                                                   Exhibit 20

 ASSOCIATES FIRST CAPITAL CORPORATION

Pro Forma Managed Basis Financial Information
and Key Data ($ in millions except per share data)
                                                    1996
                                           Three Months Ended or At                  Full
                                 3/31         6/30         9/30        12/31      Year 1996
                              ---------   ----------   ----------   ----------   ----------
Revenue
     Finance charges        $   1,505.0  $   1,584.7  $   1,707.2  $   1,781.2  $   6,578.1
     Insurance premiums            93.1        100.5        104.0        104.5        402.1
     Investment and
       other income                46.9         44.3         47.5         41.4        180.1
                              ---------   ----------   ----------   ----------   ----------

                                1,645.0      1,729.5      1,858.7      1,927.1      7,160.3
Expenses
     Interest expense             580.5        605.5        652.1        676.7      2,514.8
     Operating expenses           461.2        483.2        518.5        540.0      2,002.9
     Provision for losses         252.3        276.2        268.1        293.2      1,089.8
     Insurance benefits
        paid or provided           34.2         37.0         38.7         38.3        148.2
                              ---------   ----------   ----------   ----------   ----------
                                1,328.2      1,401.9      1,477.4      1,548.2      5,755.7
                              ---------   ----------   ----------   ----------   ----------
Earnings before taxes             316.8        327.6        381.3        378.9      1,404.6
Provision for income taxes        124.5        127.4        151.1        144.6        547.6
                              ---------   ----------   ----------   ----------   ----------
Net earnings                $     192.3  $     200.2  $     230.2  $     234.3  $     857.0
                              =========   ==========   ==========   ==========   ==========

EPS                         $      0.55  $      0.58  $      0.66  $      0.68  $      2.47
Avg. Diluted Shares
  Outstanding (000)             346,654      347,227      347,318      347,525      347,451


Key Data

Net interest margin
  (%AMR <F1>)                      9.30 % <F2>  9.26 % <F2>  9.11 %       9.14 %       9.20 % <F2>
Efficiency ratio                   44.8         44.5         44.4         44.6         44.5
Net credit losses
  (% AMR <F1>)                     1.74         1.94         2.10         2.18         2.00
60+Days delinquency
 (% mgd. gross recs.)              1.78         1.77         1.97         2.11         2.11
Return on avg. managed assets      1.92 <F2>    1.84 <F2>    1.91         1.87         1.89  <F2>
Managed receivables
     End of period          $  41,071.1  $  44,307.5  $  47,811.8  $  48,622.8  $  48,622.8
     Average                   40,382.1     42,656.0     46,304.7     48,319.0     44,419.8
Managed assets
     End of period             42,525.1     45,834.4     49,337.3     50,378.3     50,378.3
     Average                   41,914.4     44,569.7     48,261.7     49,891.6     46,100.1

Balance Sheet Information
  ($ in millions)
Net Receivables
     End of period          $  41,071.1  $  43,589.5  $  46,025.1  $  46,512.9  $  46,512.9
     Average                   40,382.1     42,292.8     45,280.7     46,269.3     43,554.9
Allowance for losses            1,368.8      1,469.0      1,535.1      1,563.1      1,563.1
     % of net finance recs.        3.33 %       3.37 %       3.34 %       3.36 %       3.36 %
     Loss coverage
      (trailing 4Q losses)         2.09 x       2.04 x       1.93 x       1.77 x       1.77 x
Debt-to-Adjusted Equity <F3>       9.36 x <F2>  9.07 x       9.27 x       8.89 x       8.89 x
_ _ _ _ _

   <F1>  Average managed receivables
   <F2>  Excludes effect of IPO
   <F3>  Adjusted equity excludes push-down goodwill created by Ford acquisition of foreign affiliates in 1989.

Pro Forma Managed Basis Financial Information
and Key Data ($ in millions except per share data)
                                                   1997                                        Three months
                                          Three Months Ended or At                    Full      Ended or At
                                  3/31           6/30          9/30        12/31       Year 1997     3/31/98
                               ---------   ----------   ----------   ----------   ----------   ----------
Revenue
     Finance charges        $   1,821.5  $   1,938.3  $   2,004.5  $   2,067.9  $   7,832.2  $   2,123.0
     Insurance premiums            99.1        105.3        105.5        110.8        420.7        112.4
     Investment and
       other income                45.6         52.2         57.6         62.2        217.6         52.9
                              ---------   ----------   ----------   ----------   ----------   ----------
                                1,966.2      2,095.8      2,167.6      2,240.9      8,470.5      2,288.3
Expenses
     Interest expense             674.0        721.5        761.7        789.0      2,946.2        806.6
     Operating expenses           531.2        571.6        603.0        633.8      2,339.6        620.0
     Provision for losses         347.4        377.0        335.1        339.5      1,399.0        372.9
     Insurance benefits
       paid or provided            36.1         36.7         34.7         38.2        145.7         42.8
                              ---------   ----------   ----------   ----------   ----------   ----------
                                1,588.7      1,706.8      1,734.5      1,800.5      6,830.5      1,842.3
                              ---------   ----------   ----------   ----------   ----------   ----------
Earnings before taxes             377.5        389.0        433.1        440.4      1,640.0        446.0
Provision for income taxes        139.7        144.0        162.2        162.4        608.3        165.0
                              ---------   ----------   ----------   ----------   ----------   ----------
Net earnings                $     237.8  $     245.0  $     270.9  $     278.0  $   1,031.7  $     281.0
                              =========   ==========   ==========   ==========   ==========   ==========

EPS                         $      0.68  $      0.71  $      0.78  $      0.80  $      2.97  $      0.81
Avg. Diluted Shares
 Outstanding (000)              347,758      347,537      348,170      348,301      347,943      348,765


Key Data

Net interest margin
  (% AMR <F1>)                     9.09 %       9.19 %      9.02 %       8.99 %       9.06 %       8.83 %
Efficiency ratio                   42.3         42.7        44.0         44.8         43.5         43.1
Net credit losses
 (% AMR <F1>)                      2.20         2.37        2.37         2.33         2.32         2.31
60+Days delinquency
 (% mgd.gross recs.)               2.14         2.17        2.28         2.15         2.15         2.18
Return on avg. managed assets      1.85         1.80        1.91         1.89         1.86         1.82
Managed receivables
     End of period          $  50,299.3  $  54,083.9  $  55,862.7  $  58,406.5  $  58,406.5  $  61,048.8
     Average                   50,483.5     52,948.8     55,128.9     56,927.7     53,899.7     59,614.0
Managed assets
     End of period             51,809.0     55,507.9     57,427.5     60,154.8     60,154.8     63,564.0
     Average                   51,489.2     54,507.6     56,636.0     58,722.0     55,364.3     61,801.4
Balance Sheet Information
 ($ in millions)
Net Receivables
     End of period          $  47,701.1  $  51,617.2  $  52,677.8 $   55,215.6  $  55,215.6     57,631.3
     Average                   47,555.6     50,416.7     52,334.4     53,784.6     51,110.5     56,307.3
Allowance for losses            1,675.9      1,849.5      1,891.4      1,949.9      1,949.9      2,014.9
     % of net finance recs.        3.51 %       3.58 %       3.59 %       3.53 %       3.53 %       3.50 %
     Loss coverage
      (trailing 4Q losses)         1.70 x       1.70 x       1.62 x       1.59 x       1.59 x       1.56 x
Debt-to-Adjusted Equity <F2>       8.73 x       9.10 x       8.85 x       8.83 x       8.83 x       8.95 x
_ _ _ _ _

     <F1>  Average managed receivables
     <F2>  Adjusted equity excludes push-down goodwill created by Ford acquisition of foreign affiliates in 1989.

Released on June 17, 1998
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